UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 5, 2015
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 5, 2015, Energy Transfer Equity, L.P. (the “Partnership”) entered into a Senior Secured Term Loan C Agreement (the “Term Credit Agreement”) with Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto (the “Term Lenders”). The Term Credit Agreement has a scheduled maturity date of December 2, 2019, with an option for the Partnership to extend the term subject to the terms and conditions set forth therein.
The Term Credit Agreement was entered into in connection with the previously reported transaction (the “Bakken/Class H Transaction”) in which the Partnership, ETE Common Holdings, LLC, a wholly owned subsidiary of the Partnership (“ETE Holdings”), and Energy Transfer Partners, L.P. (“ETP”) have entered into an Exchange and Repurchase Agreement (the “E&R Agreement”), pursuant to which the parties agreed to transfer 25,614,102 common units representing limited partner interests (“ETP Common Units”) held by the Partnership and 5,226,967 ETP Common Units held by ETE Holdings to ETP for repurchase by ETP. Additionally, the Partnership has agreed (i) to transfer its 60% membership interest in each of Dakota Access Holdings LLC, and ETCO Holdings LLC to ETP, and (ii) to pay to ETP an amount in cash equal to $879,000,000, as adjusted pursuant to the E&R Agreement, for capital costs related to the Bakken Pipeline project funded by the Partnership at any time prior to the closing of the Bakken/Class H Transaction and development expenses related to the Bakken Pipeline project funded by the Partnership after November 17, 2014 and on or prior to the closing of the Bakken/Class H Transaction. As reimbursement for development costs prior to November 17, 2014, the Partnership will pay an additional $26,000,000 in cash to ETP at closing of the Bakken/Class H Transaction. In exchange, ETP has agreed to issue 5,226,967 Class H units representing limited partner interests of ETP (“Class H Units”) to ETE Holdings, 25,614,102 Class H Units to the Partnership and 100 new Class I units representing limited partner interests of ETP to the Partnership. For more information on the Bakken/Class H Transaction, please read the Partnership’s Current Report on Form 8-K filed on December 29, 2014.
Pursuant to the Term Credit Agreement, the Term Lenders have provided senior secured financing in an aggregate principal amount of $850,000,000 (the “Term Loan Facility”). The Partnership shall not be required to make any amortization payments with respect to the term loans under the Term Credit Agreement. Under certain circumstances, the Partnership is required to prepay the term loan in connection with dispositions of (a) incentive distribution rights (“IDRs”) in ETP or Regency Energy Partners LP (“Regency”), (b) general partnership interests in Regency or (c) equity interests of any Person which owns, directly or indirectly, IDRs in ETP or Regency or general partnership interests in Regency, in each case, yielding net proceeds in excess of $50,000,000.
Under the Term Credit Agreement, the obligations of the Partnership are secured by a lien on substantially all of the Partnership’s and certain of its subsidiaries’ tangible and intangible assets including (i) approximately 30.8 million common units representing limited partner interests in ETP and approximately 50.2 million Class H units of ETP owned by the Partnership, ETE Common Holdings Member, LLC (“ETE Common Holdings Member”) and ETE Holdings; (ii) the Partnership’s 100% equity interest in Energy Transfer Partners, L.L.C. and Energy Transfer Partners GP, L.P., through which the Partnership indirectly holds all of the outstanding general partnership interests and IDRs in ETP; (iii) approximately 57.2  million common units representing limited partner interests in Regency owned by the Partnership; (iv) the Partnership’s 100% interest in ETE GP Acquirer LLC (“ETE GP Acquirer”); and (v) ETE GP Acquirer’s 100% interest in Regency GP LLC and Regency GP LP, through which the Partnership indirectly holds all of the outstanding general partnership interests and IDRs in Regency, subject to certain exceptions and permitted liens. The Term Loan Facility initially will not be guaranteed by any of the Partnership’s subsidiaries.
Interest accrues on advances at a LIBOR rate or a base rate plus an applicable margin based on the election of the Partnership for each interest period. The applicable margin for LIBOR rate loans is 3.25% and the applicable margin for base rate loans is 2.25%. Proceeds of the borrowings under the Term Credit Agreement were used (i) to fund the cash consideration for the Bakken/Class H Transaction, (ii) to repay amounts outstanding under the Partnership’s revolving credit facility, and (iii) to pay transaction fees and expenses related to the Bakken/Class H Transaction, the Term Loan Facility and other transactions incidental thereto.
The Term Credit Agreement contains customary representations, warranties, covenants and events of default, including a change of control event of default and limitations on incurrence of liens, new lines of business, mergers, transactions with affiliates and restrictive agreements. The Term Credit Agreement also includes covenants limiting, as of the last day of each fiscal quarter, the ratio of the funded debt of the Partnership to the EBITDA (as defined in the Credit Agreement) of the Partnership, measured for the preceding twelve months, to not more than 6.00 to 1.00. This requirement is subject to a provision for increases to 7.00 to 1.00 in connection with certain future acquisitions. In addition, the Term Credit Agreement includes a covenant requiring, as of the last day of each quarter, the ratio of EBITDA of the Partnership to consolidated interest expense of the Partnership, measured for the preceding twelve months, to be not less than 1.50 to 1.00. During the continuance of an event of default, the Term Lenders may take a number of actions, including declaring the entire amount then outstanding under the Term Credit Agreement due and payable.
The foregoing description of the Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Credit Agreement, which is filed as Exhibit 10.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant.
The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Senior Secured Term Loan C Agreement, dated March 5, 2015 among Energy Transfer Equity, L.P., Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
By: LE GP, LLC, its general partner

Date: March 5, 2015	/s/ John W. McReynolds John W. McReynolds President

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
10.1*	Senior Secured Term Loan C Agreement, dated March 5, 2015 among Energy Transfer Equity, L.P., Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto.
___________________

* Filed herewith.